EXHIBIT 4.1

Security Capital Assurance Ltd
Extract of the Minutes of a Meeting of
a Subcommittee of the Finance and Risk Oversight Committee held on March 29, 2007; which
Subcommittee has been established pursuant to meetings of the Board of Directors held on
February 27, 2007 and the meetings of
the Finance and Risk Oversight Committee held on March 23, 2007.

1.            Background

WHEREAS, at a meeting held on February 27, 2007, the Board of Directors (the “Board of Directors”) of Security Capital Assurance Ltd (the “Company”) resolved that the Company may issue and sell (the “Issuance”), at any time or from time to time, up to US$350 million of long-term debt and/or preference securities and delegated to the Finance and Risk Oversight Committee of the Board of Directors (the “FROC”) and/or any subcommittee thereof appointed thereby, either of which committees or subcommittees being given full power to sub-delegate to a subcommittee appointed thereby, the right and power to determine all of the terms and conditions of each and any such Issuance (including, without limitation, the terms and conditions of any such securities, the manner of issuance and sale thereof, all pricing and pricing-related terms, and whether or not any replacement capital covenant ought to be provided for rating agency and/or similar purposes, and to execute under hand or seal any other documents, agreements, contracts, instruments and certificates to which the Company is a party or is affected, and considered to be necessary, desirable or advisable to in connection with any such Issuance).

WHEREAS, at a meeting of the FROC held on March 23, 2007 the FROC approved certain transactions and documents generally and delegated to a subcommittee (the “Subcommittee”) consisting of Paul S Giordano, Michael P. Esposito and Robert M. Lichten the full right and power to determine all of the terms and conditions of each and any such issuance.

WHEREAS, the purpose of this meeting (the “Meeting”) is for the Subcommittee, on behalf of the Board of Directors, to consider approving (i) the issuance of the Fixed/Floating Series A Perpetual Non-Cumulative Preference Shares, liquidation preference of either, as shall be decided at the discretion of either Paul Giordano or Claude LeBlanc, US$25 or US$1,000 per share (the “Series A Preference Shares”), which may be issued pursuant to the Purchase Agreement (the “Purchase Agreement”) between the Company and Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wachovia Capital Markets, LLC, as the representatives of the several initial purchasers named therein (the “Initial Purchasers”), (ii) the execution and delivery of the Replacement Capital Covenant, (iii) the execution and delivery of the Purchase Agreement, (iv) the execution and delivery of the Registration Rights Agreement and (v) such other matters as they deem necessary, desirable or advisable to complete the transactions in connection with the Issuance. The Series A Preference Shares will be issued pursuant to an offering memorandum (the “Offering Memorandum”) which will be submitted confidentially to a limited number of U.S. institutional investors and Non-U.S. investors.

WHEREAS, there were circulated and described as to their provisions at the Meeting the following documents:

   (i)   the Purchase Agreement;

  (ii)   the Registration Rights Agreement;

 (iii)   the Replacement Capital Covenant; and

(iv)   the preliminary offering memorandum (the “Preliminary Offering Memorandum”).

The above documents are hereinafter collectively referred to as the “Documents.” The transactions described in and contemplated by the Documents are hereinafter collectively referred to as the “Transactions.”

2.            Resolutions

NOW THEREFORE, after full and careful consideration of the terms of the Documents and the Transactions as contemplated thereby, the nature and scale of the liabilities and obligations to be undertaken thereunder and of the commercial and financial consequences, direct and indirect, of the execution of the Documents and the consummation of the Transactions as contemplated thereby, in so far as they affect the Company, upon motion duly made and seconded, the following resolutions are unanimously adopted by the Subcommittee. On behalf of the Board of Directors, it is:

3.1	Transaction and Documents

RESOLVED that the Transactions and the Documents substantially in the forms presented to the Subcommittee be approved and that the Company execute and deliver, to the extent the Company is a party thereto, or approve all such deeds, contracts, agreements, documents, instruments and certificates (including, without limitation, the Documents) as any officer of the Company in his or her discretion shall determine or deem necessary, desirable or advisable in connection with the Transactions, the execution and delivery by any such officer of any such contract, agreement, document or certificate being conclusive evidence of such determination; and

3.2	Designation and Offering of Fixed/Floating Rate Preference Shares

RESOLVED that (i) a series of 250,000 preference shares in the capital of the Company be designated as “Fixed/Floating Series A Perpetual Non-Cumulative Preference Shares,” and (ii) such Series A Preference Shares be issued on the terms of and in accordance with the Memorandum of Association of the Company (the “Memorandum of Association”), Bye-laws and the Purchase Agreement;

FURTHER RESOLVED that the Series A Preference Shares shall be offered only to qualified institutional buyers (“QIBs”) in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and non-U.S. Persons under Regulation S, in accordance with the descriptions of the registration rights and transfer restrictions set forth in the Preliminary Offering Memorandum and the Offering Memorandum and in the Registration Rights Agreement,

and that the responsible officers shall have the authority to adopt such procedures as they determine are necessary in order to comply with the provisions thereto; and

FURTHER RESOLVED that the Issuance shall be subject to the Company’s agreement to file with the United States Securities and Exchange Commission either an exchange offer registration statement or a shelf registration statement on the appropriate form under the Securities Act with respect to the exchange preference shares (the “Exchange Preference Shares”) on the terms of and in accordance with the Registration Rights Agreement, which, pursuant to the terms of the Purchase Agreement, contemplates an exchange, registered under the Securities Act, of Exchange Preference Shares with terms similar to the Preference Shares (the “Exchange Offer”), and that the responsible officers shall have the authority to adopt such procedures and execute such ancillary documentation as they determine are necessary in order to comply with the provisions thereto and issue the Exchange Preference Shares.

3.3	Series A Preference Shares

RESOLVED that the Series A Preference Shares (i) will have, on the date the Transactions are consummated (the “Closing Date”), an aggregate liquidation preference of either, as shall be decided at the discretion of either Paul Giordano or Claude LeBlanc, US$25 or US$1,000 (the “Series A Aggregate Available Liquidation Preference”), and (ii) be non-cumulative preference shares with a nominal par value of US$0.01 per share; and

FURTHER RESOLVED that the Series A Preference Shares have, subject to the Memorandum of Association, the Bye-laws of the Company, the provisions of, and restrictions contained in, the Companies Act 1981 of Bermuda, as amended, and every statutory modification or re-enactment thereof for the time being in force (the “Law”), the following preferences and rights and be subject to the following restrictions.

(a)	Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the assets of the Company legally available for distribution among shareholders shall be applied first in repaying to the holders of the Series A Preference Shares (the “Series A Holders”) an amount equal to either, as shall be decided at the discretion of either Paul Giordano or Claude LeBlanc, US$25 or US$1,000 per Series A Preference Share (inclusive of the nominal amount thereof) plus any declared and unpaid dividends with respect to the then-current Series A Dividend Period to the date fixed for distribution in preference to the repayment of the nominal amount of and any share premium or other amounts paid on common shares of the Company (the “Common Shares”) or any other shares ranking junior in right of payment to the Series A Preference Shares as to dividends and the distribution of assets upon any liquidation, dissolution or winding up of the Company (together with the Common Shares, the “Series A Junior Shares”) to the holders of such Series A Junior Shares, without interest on such declared and unpaid dividends and without accumulation of dividends for any prior Series A Dividend Period (as defined below) to the extent not declared and payable in respect of such Series A Dividend Period. In the event that upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the assets of the Company available are insufficient to pay the amount of the liquidating distributions on all outstanding Series A Preference Shares as referred to above and the corresponding amounts payable on all other shares, if any, ranking pari passu on a pro rata basis with the Series A Preference Shares with respect to the payment of dividends and the distribution of assets upon any liquidation, dissolution or winding up of the Company (including, without limitation, any other series of preference shares, if issued) (the “Series A Parity Shares”), then the Series A Holders, and all such Series A Parity Shares shall share on a pro rata basis in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled. The Series A Preference Shares will not be convertible into, exchangeable for or carry rights or options to purchase, any Common Shares or any other class or series of securities of the Company or any other entity. For purposes of this Section 3.3(a), a consolidation, amalgamation, merger, arrangement or reconstruction involving the Company or the sale or transfer of all or substantially all of the shares or property or business of the Company will not be deemed to constitute a liquidation, dissolution or winding up.

(b)	Dividend Rights

(i)
During the Series A Fixed Rate Period (as defined below), Series A Holders will be entitled to receive, when, as and if declared by the Board of Directors, cash dividends at a fixed annual rate equal to 6.88% of the either US$25 or US$1,000 liquidation preference per share on March 31 and September 30. During the Series A Floating Rate Period (as defined below), Series A Holders will be entitled to receive, when, as and if declared by the Board of Directors, cash dividends at a floating annual rate equal to Three-Month LIBOR for the applicable Series A Dividend Period, plus 2.715% on the liquidation preference of either US$25 or US$1,000 per share.

“Three-Month LIBOR” with respect to any Series A Dividend Period shall be the rate (expressed as a percentage per annum) for deposits in United States dollars for a three-month period beginning on the first day of such Series A Dividend Period that appears on Reuters LIBOR01 Page (as defined below) as of 11:00 a.m., London time, on the Determination Date (as defined below). If the Reuters LIBOR01 Page as of 11:00 a.m., London time, does not include the applicable rate or is unavailable on the Determination Date, the calculation agent will request the principal London office of each of four major banks in the London interbank market, as selected by the calculation agent, to provide that bank’s offered quotation (expressed as a percentage per annum) as of approximately 11:00 a.m., London time, on the Determination Date to prime banks in the London interbank market for deposits in a Representative Amount (as defined below) for a three-month period beginning on the first day of such Series A Dividend Period. If at least two offered quotations are so provided, LIBOR for such Series A Dividend Period will be the arithmetic mean (rounded upward if necessary to the nearest whole multiple of 0.00001%) of those quotations. If fewer than two quotations are so provided, the calculation agent will request each of three major banks in

New York City, as selected by the calculation agent, to provide that bank’s rate (expressed as a percentage per annum), as of approximately 11:00 a.m., New York City time, on the Determination Date for loans in a Representative Amount to leading European banks for a three-month period beginning on the first day of such Series A Dividend Period. If at least three rates are so provided, LIBOR for such Series A Dividend Period will be the arithmetic mean (rounded upward if necessary to the nearest whole multiple of 0.00001%) of those rates. If fewer than three rates are so provided, then LIBOR for the Series A Dividend Period will be LIBOR in effect with respect to the immediately preceding Series A Dividend Period.

“Business Day” means a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in Bermuda, London and New York City.

“Determination Date” with respect to any Series A Dividend Period will be the second London Banking Day preceding the first day of that Series A Dividend Period. London Banking Day is any day in which dealings in United States dollars are transacted or, with respect to any future date, are expected to be transacted in the London interbank market.

“Representative Amount” means a principal amount of not less than US$1,000,000 for a single transaction in the relevant market at the relevant time.

“Reuters LIBOR01 Page” means the display designated on page LIBOR01 on the Reuters Page (or such other page as may replace the LIBOR01 page on the Reuters Page or such other service as may be nominated by the British Bankers Association for the purpose of displaying London interbank offered rates for U.S. Dollar deposits).

“Reuters Page” means the display on Reuters Money 3000 Service, or any successor service.

The dividend rates applicable during the Series A Fixed Rate Period and the Series A Floating Rate Period are referred to collectively as the “Series A Dividend Rate.” The rights of the Series A Holders to receive dividends are non-cumulative. Accordingly, to the extent dividends are neither declared nor paid in respect of any Series A Dividend Period in respect of the Series A Preference Shares, Series A Holders will have no right to receive dividends in respect of that Series A Dividend Period in respect of the Series A Preference Shares and the Company will have no obligation to pay dividends in respect of that Series A Dividend Period in respect of the Series A Preference Shares, whether or not dividends are payable in respect of any future Series A Dividend Period in respect of the Series A Preference Shares. In addition, the liquidation preference of the Preference Shares will not be adjusted for any dividends that are not declared.

Subject to the next sentence, dividends will be payable semi-annually, during the Series A Fixed Rate Period, and quarterly, during the Series A Floating Rate Period, in each case when, as and if declared by the Company’s Board of Directors, in arrears, on March 31 and September 30 (or if such date is not a Business Day, on the Business Day immediately after such date and no further sums will be payable in respect of such delay), during the Series A Fixed Rate Period, and on March 31, June 30, September 30 and December 31 (or if such date is not a Business Day, on the Business Day immediately after such date unless such day would fall in the next calendar month, in which case the dividend will be paid on the immediately preceding Business Day), during the Series A Floating Rate Period, of each year (each such date during the Series A Fixed Rate Period or the Series A Floating Rate Period a “Series A Dividend Payment Date”). The first dividend will represent the period of time from and including the date of original issuance to but excluding September 30, 2007, calculated as described below.

During the Series A Fixed Rate Period, the amount of the dividend that is to be payable to the Series A Holder of each Series A Preference Share with respect to each Dividend Period in respect of Series A Preference Shares will be calculated as follows: the product, rounded to the nearest cent (half a cent being rounded upwards), of (i) 6.88%, (ii) either US$25 or US$1,000 and (iii) a fraction, (A) the numerator of which will be 180 (or, in the case of a Series A Dividend Period that is not a full Series A Dividend Period in respect of Series A Preference Shares, the actual number of days elapsed in such Series A Dividend Period), and (B) the denominator of which will be 360.

Each Series A Dividend Period during the Series A Fixed Rate Period will be the period from and including a respective Series A Dividend Payment Date for the Series A Fixed Rate Period up to but excluding the immediately succeeding Series A Dividend Payment Date for the Series A Fixed Rate Period (provided that the last Series A Dividend Period for the Series A Fixed Rate Period shall end on September 29, 2017).

During the Series A Floating Rate Period, the amount of the dividend that is to be payable to the Series A Holder of each Series A Preference Share with respect to each Series A Dividend Period in respect of Series A Preference Shares will be calculated as follows: the product, rounded to the nearest cent (half a cent being rounded upwards), of (i) three-Month LIBOR for such Dividend Period in respect of Series A Preference Shares plus 2.715%, (ii) either US$25 or US$1,000 and (iii) a fraction, (A) the numerator of which will be the actual number of days in the Series A Dividend Period, and (B) the denominator of which will be 360.

Each Series A Dividend Period during the Series A Floating Rate Period will be the period from and including a respective Series A Dividend Payment Date for the Series A Floating Rate Period up to but excluding the immediately succeeding Series A Dividend Payment Date for the Series A Floating Rate Period (provided that the first Series A Dividend Period for the Series A Floating Rate Period shall begin on September 30, 2017).

If declared, dividends will be payable to Series A Holders of record as they appear in the Company’s register of members at the close of business on the applicable record date, which will be one day prior to the Series A Dividend Payment Date as long as all of the Series A Preference Shares remain in book-entry form. If all of the Series A Preference Shares are not in book-entry form, the record date with respect to the Series A Preference Shares will be 15 days prior to the Series A Dividend Payment Date (whether or not such date is a Business Day). Holders will not be entitled to any dividends other than as described above. Dividends on the Series A Preference Shares will be non-cumulative, but will be payable only if there are funds legally available for the payment of such dividends and such dividends are declared. No interest or sum of money in lieu of interest will be payable on any dividend payment.

“Series A Dividend Period” shall mean the period from and including a Series A Dividend Payment Date (or the date of the original issuance if there has not been a Series A Dividend Payment Date) to but excluding the immediately succeeding Series A Dividend Payment Date.

“Series A Fixed Rate Period” means the period from and including the Closing Date to but excluding September 30, 2017.

“Series A Floating Rate Period” means the period from and after September 30, 2017.

(ii)
As long as any Series A Preference Shares are outstanding, no dividends or other distributions may be declared or paid or set apart for payment on any class or series of Series A Parity Shares for any period unless either (1) full dividends have been, or contemporaneously are, declared and paid or declared and a sum sufficient for the payment thereof set apart for such payments on the Series A Preference Shares for the then-current Series A Dividend Period or (2) all dividends declared upon the Series A Preference Shares and any Series A Parity Shares are declared pro rata so that the amount of dividends declared per share on the Series A Preference Shares and any Series A Parity Shares will in all cases bear to each other the same ratio that accrued but unpaid dividends per share on the Series A Preference Shares (with respect to the then-current Series A Dividend Period) and such Series A Parity Shares bear to each other.

(iii)
As long as any Series A Preference Shares are outstanding (1) no dividends (other than those paid in Common Shares or other shares ranking junior in right of payment to the Series A Preference Shares as to dividends and the distribution of assets upon any liquidation, dissolution or winding up of the Company (together with the Common Shares, “Series A Fully Junior Shares”)), may be declared or paid or set apart for payment upon any Series A Junior Shares, (2) no other distri-

bution (other than those paid in Series A Fully Junior Shares) may be declared or paid or set apart for payment upon any Series A Junior Shares and (3) no Series A Junior Shares may be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Shares made for purposes of any employee incentive, stock, benefit or any similar plan of the Company or any of its subsidiaries) for any consideration (or any moneys be paid to or made available for a sinking fund or the redemption of any Series A Junior Shares) by the Company (except by conversion into or exchange for Series A Fully Junior Shares), unless, in any such case, full dividends on the Series A Preference Shares and any Series A Parity Shares have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof set apart for payment, for the then-current Series A Dividend Period.

(c)	Voting Rights

(i)
Subject to paragraphs (ii) and (iii) below, and unless required by law or court order, the Series A Holders shall not be entitled to receive notice of nor to attend nor to vote at any general meeting of the Company.

(ii)
The Series A Holders shall be entitled to one vote for each Series A Preference Share held at any separate general meeting of that class or series (i.e., Preference Shares or Series A Preference Shares, respectively), subject to the provisions of Article 43 of the Bye-laws. At every separate meeting of Series A Holders, the necessary quorum shall be any one or more persons present in person or by proxy holding more than 50% of the issued shares of that class. Notwithstanding the foregoing and subject to the applicable provisions of the Memorandum of Association, the Bye-laws and the Law, Series A Holders are not entitled to vote on any sale of all or substantially all of the assets of the Company, or the issuance of any shares that rank pari passu with, or senior or junior to, the Series A Preference Shares as to the payment of dividends and the distribution of assets upon the liquidation, dissolution or winding up of the Company.

(iii)
If at any time dividends payable on the Series A Preference Shares shall not have been paid (whether or not such dividends shall have been declared) in an aggregate amount equivalent to dividends for six or more full quarterly periods, which, during the Series A Fixed Rate Period, shall mean three or more Series A Dividend Periods and, during the Series A Floating Rate Period, shall mean six or more Series A Dividend Periods (in each case, whether or not consecutive), then during such period until all such dividends shall have been paid in full, and only during such period (the “Series A Voting Period”), the Series A Holders voting together with any other series or classes of Preference Shares also in not having been paid and having such right shall be entitled by ordinary resolution at a separate meeting of such holders to elect two persons and nominate such elected persons for appointment by the Board of Directors as additional Directors of the Company. In no event shall there be more than two Directors elected by the holders of the Series A Preference Shares (whether voting alone as a series or class or with another series or class so in arrears and having such right). The right of the holders of the Series A Preference Shares will cease (subject always to the same provision for the vesting of such rights if dividends on the Series A Preference Shares are not paid in future periods) upon the earlier to occur of (i) the first date as of which full dividends on the Series A Preference Shares have been paid for at least four consecutive quarterly periods, which, during the Series A Fixed Rate Period, shall mean two or more Series A Dividend Periods and, during the Series A Floating Rate Period, shall mean four or more Series A Dividend Periods, and (ii) the redemption of all Series A Preference Shares.

(iv)
Any Director who shall have been elected pursuant to Section 3.4 below may be removed at any time during a Series A Voting Period, either for or without cause, by, and only by, ordinary resolution of the holders of the outstanding Preference Shares of the relevant class or series at a special separate general meeting of such holders called for that purpose. Any vacancy thereby created may be filled during such Series A Voting Period by ordinary resolution of the holders of Preference Shares of all relevant series at such a meeting. Any Director elected by holders of Preference Shares pursuant to this provision, or by any Director so elected as herein contemplated, who dies, resigns or otherwise ceases to be a Director during a Series A Voting Period shall, except as otherwise provided in the preceding sentence, be replaced by the remaining Director theretofore elected by the holders of Preference Shares nominating a replacement for appointment by the Board of Directors; provided that, if no remaining additional Director is then in office, additional Directors will be elected in accordance with the procedures described above. At the end of the Series A Voting Period, the holders of Preference Shares of all the relevant series shall be automatically divested of all voting powers vested in them by the provision, but subject always to subsequent vesting of such voting power in the holders of Preference Shares in the event of any similar cumulated arrearage in payment of quarterly dividends occurring thereafter. The term of all Directors elected and appointed pursuant to this provision shall in all events expire at the end of the applicable Series A Voting Period and if the size of the Board of Directors was increased for the purpose of the additional Directors, the number of Directors constituting the Board of Directors shall be reduced accordingly. The provisions of the Bye-laws relating to general meetings and voting shall apply, mutatis mutandis, to every such separate meeting, except that the necessary quorum shall be any one or more persons present in person or by proxy holding more than fifty percent (50%) of the issued Preference Shares of the relevant series.

(d)	Redemption

The Company shall be entitled to redeem all or any of the Series A Preference Shares as follows:

(i)	General. Subject to Section 3.3(j) and paragraphs (ii), (iii), (iv) and (v) below, the Series A Preference Shares shall not be redeemable by the Company prior to

September 30, 2017. From or after such date, the Company shall be entitled at any time in whole or from time to time in part, upon not less than thirty (30) days’ nor more than sixty (60) days’ prior written notice to the Series A Holders, in such form and given in such manner as the Directors shall from time to time determine and in accordance with paragraph (e) below, to redeem all or any of the Series A Preference Shares pursuant to this paragraph for cash at a redemption price of either US$25 or US$1,000 per share being redeemed (inclusive of the nominal value thereof) plus any declared and unpaid dividends with respect to the then-current Series A Dividend Period to the date of redemption, without interest on such declared and unpaid dividends and without accumulation of dividends for any prior Series A Dividend Period to the extent not declared and payable in respect of such Series A Dividend Period.

(ii)
Redemption upon the Submission of Certain Shareholder Proposals. At any time prior to September 30, 2017, provided that at such time some or all of the Series A Preference Shares are outstanding, if the Company shall have (i) submitted to holders of Common Shares a proposal for an amalgamation, consolidation, merger, arrangement, reconstruction, reincorporation, deregistration or any other similar transaction involving the Company that requires or (ii) submitted any proposal for any other matter that, as a result of any change in Bermuda law after the date of the final Offering Memorandum relating to the issuance and sale of the Series A Preference Shares (whether by enactment or official interpretation) requires, in each case, a vote of Series A Holders voting separately as a single class (alone or with one or more class or series of preference shares), the Company shall be entitled, upon not less than thirty (30) days’ nor more than sixty (60) days’ prior written notice to the Series A Holders, in such form and given in such manner as the Directors shall from time to time determine and in accordance with paragraph (e) below, to redeem all of the outstanding Series A Preference Shares pursuant to this paragraph for cash at a redemption price equal to the Make Whole Amount for the Series A Preference Shares described in clause (vi) below, plus any declared and unpaid dividends with respect to the then-current Series A Dividend Period to the date of redemption, without interest on such declared and unpaid dividends and without accumulation of dividends for any prior Series A Dividend Period to the extent not declared and payable in respect of such Series A Dividend Period.

(iii)
Redemption on Tax Event. If (a) there is a “change in tax law” that would require the Company or any successor company to pay any additional amounts with respect to any then issued and outstanding Series A Preference Shares and (b) the payment of those additional amounts cannot be avoided by the use of any reasonable measures available to the Company or any successor company, the Company shall be entitled at any time thereafter, upon not less than thirty (30) days’ nor more than sixty (60) days’ prior written notice to the Series A Holders, in such form and given in such manner as the Directors shall from time to time determine and in accordance with paragraph (e) below, to redeem, in whole but not in part, the Series A Preference Shares pursuant to this paragraph for cash at a redemption price equal to the Make Whole Amount for the Series A Preference Shares described in clause (vi) below, plus any declared and unpaid dividends with respect to the then-current Series A Dividend Period to the date of redemption, without interest on such declared and unpaid dividends and without accumulation of dividends for any prior Series A Dividend Period to the extent not declared in respect of such Series A Dividend Period.

For the purpose of this provision a “change in tax law” shall be (a) a change in or amendment to laws, regulations or rulings of any jurisdiction, political subdivision or taxing authority described in the next sentence, (b) a change in the official application or interpretation of those laws, regulations or rulings, or (c) any execution of or amendment to any treaty affecting taxation to which any jurisdiction, political subdivision or taxing authority described in the next sentence is party after the date of the final Offering Memorandum. The jurisdictions, political subdivisions and taxing authorities referred to in the previous sentence are (a) Bermuda or any political subdivision or governmental authority of or in Bermuda with the power to tax, (b) any jurisdiction from or through which the Company or its paying agent is making payments on the Series A Preference Shares or any political subdivision or governmental authority of or in that jurisdiction with the power to tax, or (c) any other jurisdiction in which the Company or its successor company is organized or generally subject to taxation or any political subdivision or governmental authority of or in that jurisdiction with the power to tax.

(iv)
Tax Event on Consolidation. If the entity formed by a consolidation, merger or amalgamation involving the Company or the entity to which the Company conveys, transfers or leases substantially all of its properties and assets would be required to pay additional amounts in respect of any tax, assessment or governmental charge imposed on any Series A Holder as a result of a change in tax law that occurred after the date of the consolidation, merger, amalgamation, conveyance, transfer or lease, and the payment of those amounts cannot be avoided by the use of any reasonable measures available to the Company or any successor company, the Company shall be entitled to at any time thereafter, upon not less than thirty (30) days’ nor more than sixty (60) days’ prior written notice to the Series A Holders, in such form and given in such manner as the Directors shall from time to time determine and in accordance with paragraph (e) below, to redeem, in whole but not in part, the Series A Preference Shares outstanding at such time, if any, pursuant to this paragraph for cash at a redemption price equal to the Make Whole Amount for the Series A Preference Shares described in clause (vi) below, plus any declared and unpaid dividends with respect to the then-current Series A Dividend Period to the date of redemption, without interest on such declared and unpaid dividends and without accumulation of dividends for any prior Series A Dividend Period to the extent not declared and payable in respect of such Series A Dividend Period.

(v)	Redemption upon the Occurrence of a Rating Agency Event. At any time prior to September 30, 2017, provided that at such time some or all of the Series

A Preference Shares are outstanding, if there shall occur a Rating Agency Event in respect of the Series A Preference Shares, the Company shall be entitled, upon not less than thirty (30) days’ nor more than sixty (60) days’ prior written notice to the Series A Holders, in such form and given in such manner as the Directors shall from time to time determine and in accordance with paragraph (e) below, to redeem all of the outstanding Series A Preference Shares pursuant to this paragraph for cash at a redemption price equal to the Make Whole Amount for the Series A Preference Shares described in clause (vi) below, plus any declared and unpaid dividends with respect to the then-current Series A Dividend Period to the date of redemption, without interest on such declared and unpaid dividends and without accumulation of dividends for any prior Series A Dividend Period to the extent not declared and payable in respect of such Series A Dividend Period.

For purposes of the preceding paragraph, “Rating Agency Event” means a change by any nationally recognized statistical rating organization within the meaning of Rule 15c3-1 under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), that currently publishes a rating for the Company (a “Rating Agency”) to the Company’s equity credit criteria for the Series A Preference Shares, as such criteria are in effect on the date of the final Offering Memorandum (the “Current Criteria”), which change results in (a) the shortening of the length of time for which such current equity credit is scheduled to be in effect with respect to the Series A Preference Shares, or (b) a lower equity credit being given to the Series A Preference Shares as of the date of such change than the equity credit that would have been assigned to the Series A Preference Shares as of the date of such change by such Rating Agency pursuant to its Current Criteria.

(vi)
Make Whole Amount. With respect to the Series A Preference Shares, the “Make Whole Amount” will be in US dollars and will be equal to the greater of (i) the aggregate liquidation preference of the Series A Preference Shares to be redeemed and (ii) the sum of the present values of the aggregate liquidation preference of the Series A Preference Shares to be redeemed and the remaining scheduled payments of dividends on the Series A Preference Shares to be redeemed up to but excluding September 30, 2017 discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the Treasury Rate (as defined below) plus 50 basis points.

For the purposes of the preceding paragraph:

•  “Comparable Treasury Issue” means the United States Treasury security selected by the Reference Treasury Dealer as having a maturity comparable to the period from and including the redemption date to but excluding September 30, 2017 that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to such period of time. If no United States Treasury security has a maturity which is within a period from three months before to three months after the remaining life, the two most closely corresponding United States Treasury securities, as selected by the Reference Treasury Dealer, shall be used as the Comparable Treasury Issue, and the adjusted Treasury Rate shall be interpolated or extrapolated on a straight-line basis, rounding to the nearest month, using such securities.

•     “Comparable Treasury Price” means, with respect to any redemption date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such distribution date, as set forth in the H.15 Daily Update published on such Business Day, or (ii) if such release (or any successor release) is not published or does not contain prices on such Business Day, the Reference Treasury Dealer Quotation actually obtained by the calculation agent for such redemption date.

•     “H.15 (519)” means the weekly statistical release entitled “H.15 (519) Selected Interest Rates,” or any successor publication, published by the Board of Governors of the Federal Reserve System.

•     “H.15 Daily Update” means the daily update of H.15 (519) available through the world wide website of the Board of Governors of the Federal Reserve System or any successor site or publication.

•     “Reference Treasury Dealer” means a nationally recognized investment bank that is a primary U.S. government securities dealer in New York City selected by the Company.

•     “Reference Treasury Dealer Quotation” means, with respect to the Reference Treasury Dealer and redemption date, the average, as determined by the calculation agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the calculation agent by the Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

•     “Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

(e)	Notices of Redemption

Notice of any redemption at the option of the Company described herein will be mailed at least thirty (30) days but not more than sixty (60) days before the redemption date to each Series A Holder of record of Series A Preference Shares to be redeemed at the address shown in the register of members of the Company; provided that, if the Series A Preference Shares are then held in book-entry form through The Depository Trust Company (“DTC”), the Company may give notice to the Series A Holders in any manner permitted by DTC. Each notice will state as appropriate: (1) the redemption date; (2) the number of Series A Preference Shares to be redeemed; (3) the redemption price; (4) the place or places where certificates for Series A Preference Shares are to be surrendered for payment of the redemption price if any such certificates are outstanding; and (5) where applicable, that dividends on the Series A Preference Shares to be redeemed will cease to accrue on such redemption date. If fewer than all Series A Preference Shares are to be redeemed, the notice provided to each such Series A Holder will also specify the number of Series A Preference Shares to be redeemed from such Series A Holder. The notice shall contain (i) the name and address of the relevant bank or trust company to be used for purposes of redemption (if any) and (ii) a statement as to the deposit or intent to deposit the redemption funds in such trust account.

(f)	Directors Determine Shares Redeemed

If fewer than all of the Series A Preference Shares are to be redeemed at the option of the Company, the number of shares to be redeemed will be determined by the Directors in their absolute discretion and such Series A Preference Shares may be redeemed pro rata from the Series A Holders of record in proportion to the number of Series A Preference Shares held by such Series A Holders (with adjustments to avoid redemption of fractional shares), or by lot.

(g)	Dividends Cease

If notice of redemption of any Series A Preference Shares has been given and if the funds necessary for such redemption have been set apart by the Company in trust for the benefit of the Series A Holders of such Series A Preference Shares so called for redemption, then from and after the redemption date, dividends will cease to accrue on the Series A Preference Shares being redeemed, the Series A Preference Shares so redeemed will no longer be deemed to be outstanding and all rights of the Series A Holders of such Series A Preference Shares will terminate, except the right to receive the redemption price.

(h)	Dividends Payable to Record Date

If a redemption date falls after a dividend record date with respect to which a dividend has been declared and prior to the corresponding Series A Dividend Payment Date, the Series A Holders at the close of business on the dividend record date will be entitled to receive the dividend payable with respect to such Series A Preference Shares on the corresponding Series A Dividend Payment Date notwithstanding the redemption thereof between the dividend record date and the corresponding Series A Dividend Payment Date or a default in the payment of the dividend due on such Series A Dividend Payment Date.

(i)	Dividends Paid

Unless full dividends on the Series A Preference Shares and all Series A Parity Shares for the then-current Series A Dividend Period shall have been declared and paid, or declared and a sum sufficient for the payment thereof set apart for payment for all such dividends on or prior to the date of a redemption, purchase or other acquisition, no Series A Preference Shares or Series A Parity Shares may be redeemed, purchased or otherwise acquired by the Company unless all outstanding Series A Preference Shares and any Series A Parity Shares are redeemed; provided that the Company may acquire fewer than all of the outstanding Series A Preference Shares or any Series A Parity Shares pursuant to a purchase or exchange offer made on the same terms to Series A Holders of all outstanding Series A Preference Shares and Series A Parity Shares as determined in good faith by the Board of Directors of the Company.

(j)	Right to Purchase Series A Preference Shares

Subject to (1) the terms of the Replacement Capital Covenant, (2) certain limitations contained in the Memorandum of Association, (3) certain limitations contained in the Company’s Bye-laws, (4) the special rights granted to any of the Company’s issued and outstanding shares and (5) applicable law, the Company may, at any time and from time to time, purchase outstanding Series A Preference Shares. Any such purchase made by the Company may be made in the open market, by tender to all Series A Holders, by private agreement or otherwise as the Directors see fit. Any Series A Preference Shares purchased by the Company for its own account (other than in the ordinary course of business of dealing in securities) will be cancelled by the Company and will no longer be issued and outstanding.

(k)	Redemption Proceeds

Under Bermuda law, the Company may not redeem or purchase the Series A Preference Shares except out of its profits, from the proceeds of a new issue of shares made for the purpose of the redemption or purchase, out of capital or from the share premium account. The premium, if any, payable on redemption or purchase must be provided for out of funds that would otherwise be available for dividend or distribution or out of the Company’s share premium account before or at the time the Series A Preference Shares are redeemed or purchased.

(l)	Cancellation of Share Certificates

Payment of the redemption amount shall only be effected upon surrender to the Company for cancellation of any share certificate in respect of the Series A Preference Shares (to the extent such certificates are outstanding) to be redeemed and shall be made as promptly as practicable. If any certificate so surrendered includes Series A Preference Shares not being redeemed, a new certificate for the remaining Series A Preference Shares shall be issued to the Series A Holder in accordance with the Memorandum of Association and Bye-laws without charge to such Series A Holder.

(n)	Redemption Process

The Directors may make such further regulations concerning the administerial process of redemption as they shall from time to time deem necessary so long as the rights of the Series A Holders are not varied.

(n)	Rights Not Varied

The rights conferred upon the Series A Holders of the Series A Preference Shares shall not be deemed to be varied by the creation or issue of any Series A Parity Shares, Series A Junior Shares or Series A Fully Junior Shares.

(o)	Payments of Additional Amounts

All payments on the Series A Preference Shares shall be made free and clear of, and without deduction or withholding for or on account of, any present or future taxes, assessments or other governmental charges imposed by any jurisdiction, political subdivision or taxing authority described in paragraph 3.3(d)(iii) of these Resolutions, unless the deduction or withholding of such taxes, assessments or other governmental charges is required by law, regulations or rulings or the application or official interpretation of such law, regulations or rulings. In that event, the Company shall pay, or cause to be paid, additional amounts to the registered Series A Holders as additional dividends to make up for any deduction or withholding for any present or future taxes, assessments or other governmental charges imposed by any jurisdiction, political subdivision or taxing authority described in paragraph 3.3(d)(iii) of these Resolutions in respect of any amounts that the Company or a successor company must pay with respect to the Series A Preference Shares, so that the net amounts paid to the Series A Holders, after that deduction or withholding, shall equal the respective amounts that would have been receivable by such Series A Holders had no such withholding or deduction been required. For the avoidance of doubt, all references to payments on the Series A Preference Shares, including without limitation, payments of liquidation amounts, redemptions prices and dividends, shall be deemed to include the payment of any such additional dividends in respect of additional amounts. However, the Company shall not be obligated to pay additional amounts to any Series A Holder that:

(i)
resides in or is a citizen of the jurisdiction, political subdivision or taxing authority imposing the taxes, assessments or other governmental charges that would otherwise trigger the Company’s obligation to pay additional amounts; or

(ii)
is a fiduciary, partnership, limited liability company or other pass-through entity if, and to the extent that, the payment of additional amounts would be required by a jurisdiction, political subdivision or taxing authority described in paragraph 3.3(d)(iii) of these Resolutions to be included in the income for tax purposes of a beneficiary or settlor with respect to that fiduciary or a member of that partnership, limited liability company or other pass-through entity who would not have been entitled to any additional amounts had that beneficiary, settlor or member held those Series A Preference Shares directly.

(p)	No Payment of Additional Amounts

In addition, the Company shall not be obligated to pay any additional amounts to a Series A Holder on account of:

(i)
any tax, assessment or other governmental charge that would not have been imposed but for the existence of any present or former connection between the Series A Holder and the taxing jurisdiction or political subdivision, or any Series A Preference Share presented for payment more than thirty (30) days after the relevant date, which means, in respect of any payment, the date on which such payment first becomes due and payable, but if the full amount of the moneys payable has not been received by the depositary on or prior to such due date, it means the first date on which the full amount of such moneys having been so received and being available for payments to Series A Holders, and notice to that effect shall have been duly given to the Series A Holders;

(ii)	any estate, inheritance, gift, sales, transfer, personal property or similar tax, assessment or other governmental charge;

(iii)
any tax, assessment or other governmental charge that is payable other than by withholding or deduction from payment of the liquidation preference of or any dividends on the Series A Preference Shares;

(iv)
any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the Series A Holder or the beneficial owner of the Series A Preference Shares to promptly comply with a request by the Company to (a) provide information, documents, certifications or other evidence concerning the nationality, residence or identity of the Series A Holder or beneficial owner of such Series A Preference Shares or (b) make and deliver any declaration or other similar claim, other than a claim for refund of a tax, assessment or other governmental charge withheld by the Company, or satisfy any information or reporting requirements, which, in the case of clause (a) or (b) of this subparagraph, is required or imposed by a statute, treaty, regulation or administrative practice of the taxing jurisdiction as a precondition to exemption from all or part of that tax, assessment or other governmental charge; or

(v)	any combination of the items identified by the subparagraphs above.

(q)	No Preemptive Rights

The Series A Preference Shares shall not be entitled to the benefits of any sinking fund. No Series A Holder, solely by reason of being a Series A Holder, has or will have any preemptive right to subscribe for any additional issue of the Company’s shares of any class or series or to any security convertible into or carrying rights or options to purchase any such shares.

(r)	Ranking

Any class or series of shares of the Company shall be deemed to rank (1) senior to the Series A Preference Shares, as to the payment of dividends and as to any voluntary or involuntary return of assets on liquidation, dissolution or winding up of the Company, if holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable upon any voluntary or involuntary return of assets on liquidation, dissolution or winding up, as the case may be, of the Company in preference or priority to the Series A Holders and the holders of the Series A Parity Shares, (2) pari passu with the Series A Preference Shares as to the payment of dividends and as to distribution of assets upon any voluntary or involuntary return of assets on liquidation, dissolution or winding up of the Company, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof shall be different from those of the Series A Preference Shares, if holders of such class or series, the Series A Preference Shares shall be entitled to the receipt of dividends and of amounts distributable upon any voluntary or involuntary return of assets on liquidation, dissolution or winding up of the Company in proportion to their respective amounts of accrued but unpaid dividends per share or liquidation preferences, without preference or priority of one over the other or (3) junior to the Series A Preference Shares, as to the payment of dividends or as to distribution of assets upon any voluntary or involuntary return of assets on liquidation, dissolution or winding up of the Company, if such class or series is common shares or other shares ranking junior in right of payment to the Series A Preference Shares as to dividends or as to the distribution of assets upon any voluntary or involuntary return of assets on liquidation, dissolution or winding up on the basis set out above of the Company.

3.4	Election of Directors

(a)
RESOLVED that, in the event that the Series A Holders may, voting together with any other Series A Parity Shares as necessary, select two persons and nominate such elected persons for appointment by the Board of Directors as additional Directors of the Company pursuant to paragraph 3.3(c)(iii) of these Resolutions during a Series A Voting Period, the Board of Directors hereby, pursuant to Article 8 of the Bye-laws, increase the number of persons consisting of the Board of Directors by two persons (subject to the limit in the number of Directors stated in Article 8) and hereby appoint, pursuant to Article 11 of the Bye-laws, such persons elected and nominated by the holders of Preference Shares as additional Directors of the Company. Such additional Directors shall be apportioned among the classes of Directors in accordance with Article 8(3) of the Bye-laws. Such appointment is conditional upon and subject to the following:

(i)	The term of office of each such Director shall in all events automatically expire at the end of the applicable voting period; and

(ii)
Prior to the appointment of each such elected person as a Director becoming effective, each such person shall provide to the Company notice in writing that he resigns from the office of Director, in the form attached to these Resolutions, which form is hereby approved, such notice to only be effective upon the earliest of: (i) the expiration of the applicable voting period during which such Director was appointed or (ii) the passing of an ordinary resolution by the holders of the relevant series of outstanding preference shares for the removal of such Director (in accordance with paragraph 3.3(c)(iv) of these Resolutions).

(b)	RESOLVED that, in the event that it is necessary for any Director elected and nominated by the Series A Holders to be removed from office in accordance with the provisions of paragraph 3.3(c)(iv) of these Resolutions, the Board of Directors shall put a special resolution to the Company at the immediately following Annual General Meeting of the Company for the removal of such Director or Directors pursuant to Article 11 of the Bye-laws.

(c)	RESOLVED that, in the event that to give effect to the rights granted to the Series A Holders by the provisions of paragraph 3.3(c)(iii) of these Resolutions it is necessary to increase the limit in the number of Directors specified in Article 8 of the Bye-laws, the Directors shall put an ordinary resolution to the Company at the next Annual General Meeting of the Company to increase the limit in the number of Directors.

3.5	Transfer Restrictions on the Series A Preference Shares

(a)	Definitions. The following terms shall have the meanings set forth below for purposes of this Section 3.5.

“144A Global Preference Share” means a Global Preference Share bearing the Global Preference Share Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Preference Share, the rules and procedures of the Depositary, Euroclear and/or Clearstream that apply to such transfer or exchange.

“Broker-Dealer” means any broker or dealer registered under the Exchange Act.

“Custodian” means the Transfer Agent, as custodian with respect to the Preference Shares in global form, or any successor entity thereto.

“Definitive Preference Share” means a certificated Preference Share registered in the name of the Holder thereof.

“Depositary” means, with respect to the Preference Shares issuable or issued in whole or in part in global form, the Person specified in the section captioned “Depositary; Registrar and Paying Agent” hereof as the Depositary with respect to the Preference Shares, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of these Resolutions.

“Global Preference Share Legend” means the legend set forth in under the section captioned, “Legend” hereof, which is required to be placed on all Global Preference Shares issued under these Resolutions.

“Global Preference Shares” means, individually and collectively, each of the Restricted Global Preference Shares and the Unrestricted Global Preference Shares.

“Holder” means the person in whose name a Preference Share is registered on the Registrar's books.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Preference Share through a Participant.

“Letter of Transmittal” means the letter of transmittal to be prepared by the Company and sent to all Holders of the Preference Shares for use by such Holders in connection with the Exchange Offer.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Transfer Agent. The counsel may be an employee of or counsel to the Company or the Transfer Agent.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Private Placement Legend” means the legend set forth under the caption “Transfer and Exchange” hereof to be placed on all Preference Shares issued under these Resolutions, except where otherwise permitted by the provisions of these Resolutions.

“Regulation S Global Preference Share” means a Global Preference Share bearing the Global Preference Share Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or it nominee.

“Restricted Definitive Preference Share” means a Definitive Preference Share bearing the Private Placement Legend.

“Restricted Global Preference Shares” means a Global Preference Share bearing the Private Place Legend.

“Transfer Agent” means The Bank of New York, as transfer agent, until a successor replaces it and thereafter means the successor serving hereunder.

“Unrestricted Definitive Preference Share” means one or more Definitive Preference Shares that do not bear and are not required to bear the Private Placement Legend.

“Unrestricted Global Preference Share” means a permanent Global Preference Share that bears the Global Preference Share Legend, and that is deposited with or on behalf of and registered in the name of the Depositary, representing Preference Shares that do not bear the Private Placement Legend.

(b)	Depositary; Registrar and Paying Agent.

The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Preference Shares.

The Company initially appoints the Transfer Agent to act as the Paying Agent and Registrar for the Preference Shares and to act as Custodian with respect to the Global Preference Shares.

(c)	Transfer and Exchange.

(i)
Transfer and Exchange of Global Preference Shares. Except as otherwise set forth in this Section, a Global Preference Share may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor Depositary or a nominee of such successor Depositary. A beneficial interest in a Global Preference Share may not be exchanged for a Definitive Preference Share unless (i) the Depositary (x) notifies the Company that it is unwilling or unable to continue as Depositary for such Global Preference Share or (y) has ceased to be a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days or (ii) there shall have occurred and be continuing an Event of Default with respect to the Preference Shares. Upon the occurrence of any of the preceding events in (i) or (ii) above, Definitive Preference Shares delivered in exchange for any Global Preference Share or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures). Global Preference Shares also may be exchanged or replaced, in whole or in part, as provided herein. Every Preference Share authenticated and delivered in exchange for, or in lieu of, a Global Preference Share or any portion thereof, shall be authenticated and delivered in the form of, and shall be, a Global Preference Share, except for Definitive Preference Shares issued subsequent to any of the preceding events in (i) or (ii) above. A Global Preference Share may not be exchanged for another Preference Share other than as provided in this Section; provided, however, beneficial interests in a Global Preference Share may be transferred and exchanged as provided in these Resolutions.

(ii)
Transfer and Exchange of Beneficial Interests in the Global Preference Shares. The transfer and exchange of beneficial interests in the Global Preference Shares shall be effected through the Depositary, in accordance with the provisions of these Resolutions. Beneficial interests in the Restricted Global Preference Shares shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Preference Shares also shall require compliance with either subparagraph (A) or (B) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(A)
Transfer of Beneficial Interests in the Same Global Preference Share. Beneficial interests in any Restricted Global Preference Share may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Preference Share in accordance with the transfer restrictions set forth in the Private Placement Legend. Beneficial interests in any Unrestricted Global Preference Share may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Preference Share. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers set forth in this Section.

(B)
All Other Transfers and Exchanges of Beneficial Interests in Global Preference Shares. In connection with all transfers and exchanges of beneficial interests under the caption “Transfer and Exchange” hereof, the transferor of such beneficial interest must deliver to the Company either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Preference Share in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Preference Share in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Preference Share shall be registered to effect the transfer or exchange referred to in (1) above. Upon consummation of an Exchange Offer by the Company in accordance with the Registration Rights Agreement, the requirements of this Section shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Preference Shares. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Preference Shares contained in these Resolutions and the Preference Shares or otherwise applicable under the Securities Act, the Transfer Agent shall adjust the aggregate number of the relevant Global Preference Share(s).

(C)
Transfer of Beneficial Interests to Another Restricted Global Preference Share. A beneficial interest in any Restricted Global Preference Share may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Preference Share if the transfer complies with the requirements hereof and receives the following:

(1)
if the transferee will take delivery in the form of a beneficial interest in the 144A Global Preference Share, then the transferor must deliver a certificate in the form of Exhibit A hereto, including the certifications in item (1) thereof;, or

(2)
if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Preference Share, then the transferor must deliver a certificate in the form of Exhibit A hereto, including the certifications in item (2) thereof.

(D)
Transfer and Exchange of Beneficial Interests in a Restricted Global Preference Share for Beneficial Interests in an Unrestricted Global Preference Share. A beneficial interest in any Restricted Global Preference Share may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Preference Share or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Preference Share if the exchange or transfer complies with the requirements hereof and:

(1)
such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Preference Shares or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

(2)	such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(3)	such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(4)	the Company receives the following:

(I)
if the holder of such beneficial interest in a Restricted Global Preference Share proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Preference Share, a certificate from such Holder substantially in the form of Exhibit B hereto, including the certifications in item (1)(a) thereof; or

(II)
if the holder of such beneficial interest in a Restricted Global Preference Share proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Preference Share, a certificate from such holder in the form of Exhibit A hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (4), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (2) or (4) above at a time when an Unrestricted Global Preference Share has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with the provisions hereof, the Transfer Agent shall authenticate one or more Unrestricted Global Preference Shares in an aggregate number of Preference Shares equal to the aggregate number of beneficial interests transferred pursuant to subparagraph (2) or (4) above.

Beneficial interests in an Unrestricted Global Preference Share cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Preference Share.

(iii)	Transfer or Exchange of Beneficial Interests for Definitive Preference Shares.

(A)
Beneficial Interests in Restricted Global Preference Shares to Restricted Definitive Preference Shares. If any holder of a beneficial interest in a Restricted Global Preference Share proposes to exchange such beneficial interest for a Restricted Definitive Preference Share or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Preference Share, then, upon the occurrence of any of the events hereof and receipt by the Company of the following documentation:

(1)	if the holder of such beneficial interest in a Restricted Global Preference Share proposes to exchange such beneficial interest for a Restricted Definitive Preference Share, a certificate from such holder substantially in the form of Exhibit B hereto, including the certifications in item (2)(a) thereof;

(2)	if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit A hereto, including the certifications in item (1) thereof;

(3)
if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit A hereto, including the certifications in item (2) thereof;

(4)
if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit A hereto, including the certifications in item (3)(a) thereof;

(5)
if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate substantially in the form of Exhibit A hereto, including the certifications in item (3)(b) thereof; or

(6)
if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit A hereto, including the certifications in item (3)(c) thereof, the Transfer Agent shall cause the aggregate number of the applicable Global Preference Shares to be reduced accordingly, and the Company shall execute and the Transfer Agent shall authenticate and mail to the Person designated in the instructions a Definitive Preference Share in the applicable number of Preference Shares. Any Definitive Preference Share issued in exchange for a beneficial interest in a Restricted Global Preference Share pursuant to this Section shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Transfer Agent shall mail such Definitive Preference Shares to the Persons in whose names such Preference Shares are so registered. Any Definitive Preference Share issued in exchange for a beneficial interest in a Restricted Global Preference Share pursuant to this Section shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(B)
Beneficial Interests in Restricted Global Preference Shares to Unrestricted Definitive Preference Shares. A holder of a beneficial interest in a Restricted Global Preference Share may exchange such beneficial interest for an Unrestricted Definitive Preference Share or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Preference Share and if:

(1)
such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Preference Shares or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

(2)	such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(3)	such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(4)	the Company receives the following:

(I)
if the holder of such beneficial interest in a Restricted Global Preference Share proposes to exchange such beneficial interest for an Unrestricted Definitive Preference Share, a certificate from such holder substantially in the form of Exhibit B hereto, including the certifications in item (1)(b) thereof; or

(II)
if the holder of such beneficial interest in a Restricted Global Preference Share proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Preference Share, a certificate from such holder substantially in the form of Exhibit A hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (4), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(C)	Beneficial Interests in Unrestricted Global Preference Shares to Unrestricted Definitive Preference Shares. If any holder of a beneficial interest in an Unrestricted Global Preference Share proposes to exchange such beneficial interest for a Definitive Preference Share or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Preference Share, and satisfaction of the conditions set forth hereof, the Transfer Agent shall cause the aggregate number of the applicable Global Preference Shares to be reduced accordingly, and the Company shall execute and the Transfer Agent shall authenticate and mail to the Person designated in the instructions a Definitive Preference Share in the applicable number of Preference Shares. Any Definitive Preference Share issued in exchange for a beneficial interest pursuant to this Section shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from or through the Depositary and the Participant or Indirect Participant. The Transfer Agent shall mail such Definitive Preference Shares to the Persons in whose names such Preference Shares are so registered. Any Definitive Preference Share issued in exchange for a beneficial interest pursuant to this Section shall not bear the Private Placement Legend.

(iv)	Transfer and Exchange of Definitive Preference Shares for Beneficial Interests.

(A)
Restricted Definitive Preference Shares to Beneficial Interests in Restricted Global Preference Shares. If any Holder of a Restricted Definitive Preference Share proposes to exchange such Preference Share for a beneficial interest in a Restricted Global Preference Share or to transfer such Restricted Definitive Preference Share to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Preference Share, then, upon receipt by the Company of the following documentation:

(1)
if the Holder of such Restricted Definitive Preference Share proposes to exchange such Preference Share for a beneficial interest in a Restricted Global Preference Share, a certificate from such Holder substantially in the form of Exhibit B hereto, including the certifications in item (2)(b) thereof;

(2)
if such Restricted Definitive Preference Share is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit A hereto, including the certifications in item (1) thereof;

(3)
if such Restricted Definitive Preference Share is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit A hereto, including the certifications in item (2) thereof;

(4)
if such Restricted Definitive Preference Share is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit A hereto, including the certifications in item (3)(a) thereof;

(5)
if such Restricted Definitive Preference Share is being transferred to the Company or any of its subsidiaries, a certificate substantially in the form of Exhibit A hereto, including the certifications in item (3)(b) thereof; or

(6)
if such Restricted Definitive Preference Share is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit A hereto, including the certifications in item (3)(c) thereof, the Transfer Agent shall cancel the Restricted Definitive Preference Share, increase or cause to be increased the aggregate number of, in the case of clause (1) above, the applicable Restricted Global Preference Share, in the case of clause (2) above, the applicable 144A Global Preference Share, and in the case of clause (3) above, the applicable Regulation S Global Preference Share.

(B)
Restricted Definitive Preference Shares to Beneficial Interests in Unrestricted Global Preference Shares. A Holder of a Restricted Definitive Preference Share may exchange such Preference Share for a beneficial interest in an Unrestricted Global Preference Share or transfer such Restricted Definitive Preference Share to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Preference Share only if:

(1)
such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Preference Shares or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

(2)	such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(3)	such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(4)	the Company receives the following:

(I)
if the Holder of such Definitive Preference Shares proposes to exchange such Preference Shares for a beneficial interest in the Unrestricted Global Preference Share, a certificate from such Holder substantially in the form of Exhibit B hereto, including the certifications in item (1)(c) thereof; or

(II)
if the Holder of such Definitive Preference Shares proposes to transfer such Preference Shares to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Preference Share, a certificate from such Holder substantially in the form of Exhibit A hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (4), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section, the Transfer Agent shall cancel the Definitive Preference Shares and increase or cause to be increased the aggregate number of the Unrestricted Global Preference Shares.

(C)
Unrestricted Definitive Preference Shares to Beneficial Interests in Unrestricted Global Preference Shares. A Holder of an Unrestricted Definitive Preference Share may exchange such Preference Share for a beneficial interest in an Unrestricted Global Preference Share or transfer such Definitive Preference Shares to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Preference Share at any time. Upon receipt of a request for such an exchange or transfer, the Transfer Agent shall cancel the applicable Unrestricted Definitive Preference Share and increase or cause to be increased the aggregate number of one of the Unrestricted Global Preference Shares.

If any such exchange or transfer from a Definitive Preference Share to a beneficial interest is effected pursuant to subparagraph (B)(2), (B)(4) or (C) above at a time when an Unrestricted Global Preference Share has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with the provisions under the caption “Transfer and Exchange” hereof, the Transfer Agent shall authenticate one or more Unrestricted Global Preference Shares in an aggregate number of Preference Shares equal to the number of Definitive Preference Shares so transferred.

(v)
Transfer and Exchange of Definitive Preference Shares for Definitive Preference Shares. Upon request by a Holder of Definitive Preference Shares and such Holder's compliance with the provisions of this Section, the Registrar shall register the transfer or exchange of Definitive Preference Shares. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Preference Shares duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section:

(A)
Restricted Definitive Preference Shares to Restricted Definitive Preference Shares. Any Restricted Definitive Preference Share may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Preference Share if the Company receives the following:

(1)
if the transfer will be made pursuant to a QIB in accordance with Rule 144A, then the transferor must deliver a certificate substantially in the form of Exhibit A hereto, including the certifications in item (1) thereof;

(2)	if the transfer will be made pursuant to Rule 903 or Rule 904 then the transferor must deliver a certificate in the form of Exhibit A hereto, including the certifications in item (2) thereof; or

(3)
if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit A hereto, including the certifications required by item (3) thereof, if applicable.

(B)
Restricted Definitive Preference Shares to Unrestricted Definitive Preference Shares. Any Restricted Definitive Preference Share may be exchanged by the Holder thereof for an Unrestricted Definitive Preference Share or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Preference Share if:

(1)
such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Preference Shares or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

(2)	any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(3)	any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(4)	the Company receives the following:

(I)
if the Holder of such Restricted Definitive Preference Shares proposes to exchange such Preference Shares for an Unrestricted Definitive Preference Share, a certificate from such Holder substantially in the form of Exhibit B hereto, including the certifications in item (1)(d) thereof; or

(II)
if the Holder of such Restricted Definitive Preference Shares proposes to transfer such Preference Shares to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Preference Share, a certificate from such Holder substantially in the form of Exhibit A hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (4), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(C)
Unrestricted Definitive Preference Shares to Unrestricted Definitive Preference Shares. A Holder of Unrestricted Definitive Preference Shares may transfer such Preference Shares to a Person who takes delivery thereof in the form of an Unrestricted Definitive Preference Share. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Preference Shares pursuant to the instructions from the Holder thereof.

(vi)
Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order, the Transfer Agent shall authenticate (i) one or more Unrestricted Global Preference Shares in an aggregate number of Preference Shares equal to the number of the beneficial interests in the Restricted Global

Preference Shares tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not Broker-Dealers, (y) they are not participating in a distribution of the Exchange Preference Shares and (z) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Exchange Offer and (ii) Unrestricted Definitive Preference Shares in an aggregate number of Preference Shares equal to the number of the Restricted Definitive Preference Shares tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not Broker-Dealers, (y) they are not participating in a distribution of the Exchange Preference Shares and (z) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Preference Shares, the Transfer Agent shall cause the aggregate number of Preference Shares of the applicable Restricted Global Preference Shares to be reduced accordingly, and the Company shall execute and the Transfer Agent shall authenticate and mail to the Persons designated by the Holders of Definitive Preference Shares so accepted Unrestricted Definitive Preference Shares in the applicable principal amount. Any Preference Shares that remain outstanding after the consummation of the Exchange Offer, and Exchange Preference Shares issued in connection with the Exchange Offer, shall be treated as a single class of securities under these Resolutions.

(vii)
Legends. The following legends shall appear on the face of all Global Preference Shares and Definitive Preference Shares issued under these Resolutions unless specifically stated otherwise in the applicable provisions of these Resolutions:

(A)	Private Placement Legend.

(1)
Except as permitted by subparagraph (2) below, each Global Preference Share and each Definitive Preference Share (and all Preference Shares issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THE SECURITY EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR OTHER SECURITIES LAW. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE

HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING ITS SECURITY IN AN “OFFSHORE TRANSACTION” PURSUANT TO RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT PRIOR TO (X) THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(K) UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS SECURITY) OR THE LAST DAY ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW (THE “RESALE RESTRICTION TERMINATION DATE”), OFFER, SELL OR OTHERWISE TRANSFER THIS PREFERENCE SHARE EXCEPT (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT THE COMPANY, THE TRANSFER AGENT AND THE REGISTRAR SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATIS-

FACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION”, “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.”

(2)
Notwithstanding the foregoing, any Global Preference Share or Definitive Preference Share issued pursuant to subparagraph (ii)(D), (iii)(C), (iii)(D), (iv)(B), (iv)(C), (v)(B), (v)(C) or (vi) under the section captioned “Transfer and Exchange” hereof (and all Preference Shares issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(B)	Global Preference Share Legend. Each Global Preference Share shall bear a legend in substantially the following form:

“THIS GLOBAL PREFERENCE SHARE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE RESOLUTIONS SETTING FORTH THE TERMS, RIGHTS AND PREFERENCES OF THIS PREFERENCE SHARE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRANSFER AGENT MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO THE RESOLUTIONS, (II) THIS GLOBAL PREFERENCE SHARE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO THE RESOLUTIONS, (III) THIS GLOBAL PREFERENCE SHARE MAY BE DELIVERED TO THE TRANSFER AGENT FOR CANCELLATION PURSUANT TO THE RESOLUTIONS AND (IV) THIS GLOBAL PREFERENCE SHARE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR PREFERENCE SHARES IN DEFINITIVE FORM, THIS PREFERENCE SHARE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE COMPANY OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CER-

TIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(viii)
Cancellation and/or Adjustment of Global Preference Shares. At such time as all beneficial interests in a particular Global Preference Share have been exchanged for Definitive Preference Shares or a particular Global Preference Share has been redeemed, repurchased or canceled in whole and not in part, each such Global Preference Share shall be returned to or retained and canceled by the Transfer Agent. At any time prior to such cancellation, if any beneficial interest in a Global Preference Share is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Preference Share or for Definitive Preference Shares, the number of Preference Shares represented by such Global Preference Share shall be reduced accordingly and an endorsement shall be made on such Global Preference Share by the Transfer Agent or by the Depositary at the direction of the Transfer Agent to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Preference Share, such other Global Preference Share shall be increased accordingly and an endorsement shall be made on such Global Preference Share by the Transfer Agent or by the Depositary at the direction of the Transfer Agent to reflect such increase.

3.6	Approval of Transactions and Share Offering

(a)
RESOLVED that the Company be, and it hereby is, authorized to issue and sell up to the Series A Aggregate Available Liquidation Preference of Series A Preference Shares, par value US$0.01 per share, in accordance with the terms and conditions of the Purchase Agreement. All determinations in respect of the Series A Preference Shares made by any officer or director of the Company, including, without limitation, approval of the form of share certificates, are hereby ratified and confirmed.

(b)	RESOLVED that the Company is, and it hereby is, authorized to make any periodic payments required under the Documents.

(c)
RESOLVED that any officer or director of the Company be, and each of them individually hereby is, authorised and directed in the name and on behalf of the Company to agree (in his or their absolute discretion and including any variations to the forms and terms thereof) to the terms and conditions of and (where appropriate) to execute under hand, under seal or as a deed and deliver, in the name and on behalf of the Company, the documents relating to the Series A Preference Shares and the Transactions (including, without limitation, the Documents) and any and all other documents, instruments and certificates considered in the absolute discretion of such director or officer necessary, desirable or advisable to complete the Transactions described at the Meeting, execution thereof by any officer or Director of the Company being conclusive evidence of his or their and the Company’s agreement to the final terms and conditions of such Documents or any other documents.

(d)	RESOLVED that the Company is hereby authorized to appoint The Bank of New York to serve as Transfer Agent, Paying Agent and Registrar with respect to the Series A Preference Shares.

(e)	RESOLVED that the Company is hereby authorized to appoint CT Corporation System, New York, New York to serve as its authorized agent for service of process with respect to the Series A Preference Shares.

3.7	Approval of General Enabling Resolutions

(a)	RESOLVED that any officer or Director of the Company be, and each of them individually hereby is, authorized and directed in the name and on behalf of the Company, to (i) take or cause to be taken any and all such further actions (including, without limitation, execution and delivery of such deeds, contracts, agreements, instruments, documents and certificates as each of them shall deem in his or her absolute discretion necessary, advisable or desirable, such execution and delivery being conclusive evidence of it being so deemed) and to cause the Company to prepare, execute and deliver and where necessary or appropriate, file or cause to be filed with the appropriate governmental authorities, all such other instruments and documents, including, but not limited to, all certificates, contracts, bonds, agreements, documents, instruments, receipts or other papers, (ii) incur and pay or cause to be paid all fees and expenses, and (iii) engage such persons as they shall in their judgment determine to be necessary or appropriate to carry out fully the intent and purposes of the foregoing resolutions and each of the transactions contemplated thereby.

(b)	RESOLVED that any person dealing with any officer or Director of the Company in connection with any of the foregoing matters shall be conclusively entitled to rely upon the authority of such officer or Director and by his execution of any document, agreement, instrument or certificate, the same shall be a valid and binding obligation of the Company enforceable in accordance with its terms.

(c)	RESOLVED that all actions previously taken by any officer or Director of the Company in connection with the actions contemplated by the foregoing resolutions be, and each hereby is, adopted, ratified, confirmed and approved in all respects.

EXHIBIT A

FORM OF CERTIFICATE OF TRANSFER

Security Capital Assurance Ltd
One Bermudiana Road
Hamilton HM 11
Bermuda
Fax No.:
Attention:

The Bank of New York
101 Barclay Street (12W)
New York, New York 10128

Fax:
Attention: Corporate Trust Administration

Re: Fixed/Floating Series A Perpetual Non-Cumulative Preference Shares

Reference is hereby made to the Resolutions, dated as of March 29, 2007 (the “Resolutions”), of the Subcommittee of the Board of Directors of Security Capital Assurance Ltd. Capitalized terms used but not defined herein shall have the meanings given to them in the Resolutions.

_____________ (the “Transferor”) owns and proposes to transfer the [ ] Preference Share[s] or interest in such Preference Share[s] specified in Annex A hereto or interests (the “Transfer”), to __________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL PREFERENCE SHARE OR A DEFINITIVE PREFERENCE SHARE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Preference Share is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Preference Share for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.

2. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE REGULATION S GLOBAL PREFERENCE SHARE OR A DEFINITIVE PREFERENCE SHARE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Resolutions, the transferred beneficial interest or Definitive Preference Share will be subject to the restrictions on Transfer enumerated in the Resolutions and the Securities Act.

3. [ ] CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE DEFINITIVE PREFERENCE SHARE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Preference Shares and Restricted Definitive Preference Shares and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a) [ ] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b) [ ] such Transfer is being effected to the Company or a subsidiary thereof;
or

(c) [ ] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

4. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL PREFERENCE SHARE OR OF AN UNRESTRICTED DEFINITIVE PREFERENCE SHARE.

(a) [ ] CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Resolutions and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Resolutions and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Resolutions, the transferred beneficial interest or Definitive Preference Shares will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Preference Share, on Restricted Definitive Preference Shares and in the Resolutions.

(b) [ ] CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Resolutions and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Resolutions and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Resolutions, the transferred beneficial interest or Definitive Preference Share will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Preference Shares, on Restricted Definitive Preference Shares and in the Resolutions.

(c) [ ] CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Resolutions and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Resolutions and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Resolutions, the transferred beneficial interest or Definitive Preference Shares will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Preference Shares or Restricted Definitive Preference Shares and in the Resolutions.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:  __________________________________________
Name:
Title:
Dated:  _________________________________

ANNEX A TO CERTIFICATE OF TRANSFER

1.     The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a) [ ] a beneficial interest in the:

(i)	[ ] 144A Global Preference Share ([CUSIP [ ]/ISIN [ ] or

(ii)	[ ] Regulation S Global Preference Share ([CUSIP [ ]/ISIN [ ] or [CUSIP [ ]/ISIN [ ])

(b) [ ] a Restricted Definitive Preference Share.

2.    After the Transfer the Transferee will hold:

[CHECK ONE]

(a) [ ] a beneficial interest in the:

(i)	[ ] 144A Global Preference Share ([CUSIP [ ]/ISIN [ ] or [CUSIP [ ]/ISIN [ ]), or

(ii)	[ ] Regulation S Global Preference Share ([CUSIP [ ] 0/ISIN [ ] or [CUSIP [ ]/ISIN [ ]) or

(iii)	[ ] Unrestricted Global Preference Share ([CUSIP [ ]/ISIN [ ] or [CUSIP [ ]/ISIN [ ]

(b) [ ] a Restricted Definitive Preference Share; or

(c)	[ ] an Unrestricted Definitive Preference Share, in accordance with the terms of the Resolutions.

EXHIBIT B

FORM OF CERTIFICATE OF EXCHANGE

Security Capital Assurance Ltd
One Bermudiana Road
Hamilton HM 11
Bermuda
Fax No.:
Attention:

The Bank of New York
101 Barclay Street (12W)
New York, New York 10128

Fax:
Attention: Corporate Trust Administration

Re: Fixed/Floating Series A Perpetual Non-Cumulative Preference Shares

Reference is hereby made to the Resolutions, dated as of March 29, 2007 (the “Resolutions”), of the Subcommittee of the Board of Directors of Security Capital Assurance Ltd. Capitalized terms used but not defined herein shall have the meanings given to them in the Resolutions.

_________________ (the “Owner”) owns and proposes to exchange [ ] Preference Share[s] or interest in such Preference Share[s] specified herein (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1) EXCHANGE OF RESTRICTED DEFINITIVE PREFERENCE SHARES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL PREFERENCE SHARES FOR UNRESTRICTED DEFINITIVE PREFERENCE SHARES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL PREFERENCE SHARES

a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL PREFERENCE SHARE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL PREFERENCE SHARE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Preference Share for a beneficial interest in an Unrestricted Global Preference Share in an equal number of shares, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Preference Shares and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Resolutions and the Private Placement Legend are not required in order to maintain compliance with the Securities

Act and (iv) the beneficial interest in an Unrestricted Global Preference Share is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

b) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL PREFERENCE SHARE TO UNRESTRICTED DEFINITIVE PREFERENCE SHARE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Preference Share for an Unrestricted Definitive Preference Share, the Owner hereby certifies (i) the Definitive Preference Share is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Preference Shares and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Resolutions and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Preference Share is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

c) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE PREFERENCE SHARE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL PREFERENCE SHARE. In connection with the Owner’s Exchange of a Restricted Definitive Preference Share for a beneficial interest in an Unrestricted Global Preference Share, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Preference Shares and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Resolutions and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

d) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE PREFERENCE SHARE TO UNRESTRICTED DEFINITIVE PREFERENCE SHARE. In connection with the Owner’s Exchange of a Restricted Definitive Preference Share for an Unrestricted Definitive Preference Share, the Owner hereby certifies (i) the Unrestricted Definitive Preference Share is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Preference Shares and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Resolutions and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Preference Share is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2) EXCHANGE OF RESTRICTED DEFINITIVE PREFERENCE SHARES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL PREFERENCE SHARES FOR

RESTRICTED DEFINITIVE PREFERENCE SHARES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL PREFERENCE SHARES

a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL PREFERENCE SHARES TO RESTRICTED DEFINITIVE PREFERENCE SHARE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Preference Share for a Restricted Definitive Preference Share with an equal number of shares, the Owner hereby certifies that the Restricted Definitive Preference Share is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Resolutions, the Restricted Definitive Preference Share issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Preference Share and in the Resolutions and the Securities Act.

b) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE PREFERENCE SHARE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL PREFERENCE SHARE. In connection with the Exchange of the Owner’s Restricted Definitive Preference Share for a beneficial interest in the [CHECK ONE] [ ] 144A Global Preference Share [ ] Regulation S Global Preference Share, with an equal number of shares, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Preference Share and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Resolutions, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Preference Share and in the Resolutions and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company and are dated.

[Insert Name of Transferor]

By:  __________________________________________
Name:
Title:
Dated:  _________________________________